Exhibit 5.1

JOHNSON, POPE, BOKOR, RUPPEL & BURNS, LLP

ATTORNEYS AND COUNSELLORS AT LAW

E. D. ARMSTRONG III	COLLEEN M. FLYNN	MICHAEL G. LITTLE	SCOTT E. SCHILTZ*
ALEKSAS A. BARAUSKAS	JOSEPH W. GAYNOR	SARAH J. MANTHEY	KIMBERLY L. SHARPE
BRANDON D. BELLEW	RYAN C. GRIFFIN	MICHAEL C. MARKHAM	WILLIAM B. SPOTTSWOOD, JR.
BRUCE H. BOKOR	MARION HALE	ZACHARY D. MESSA	JOAN M. VECCHIOLI
CHARLES A. BUFORD	SCOTT C. ILGENFRITZ	F. WALLACE POPE, JR.	STEVEN H. WEINBERGER
GUY M. BURNS	FRANK R. JAKES	ROBERT V. POTTER, JR.	JOSEPH J. WEISSMAN
KATHERINE E. COLE	TIMOTHY A. JOHNSON, JR.*	DARRYL R. RICHARDS	STEVEN A. WILLIAMSON
JONATHAN S. COLEMAN	SHARON E. KRICK	PETER A. RIVELLINI	*OF COUNSEL
MICHAEL T. CRONIN	ROGER A. LARSON	DENNIS G. RUPPEL
ELIZABETH J. DANIELS	ANGELINA E. LIM	CHARLES A. SAMARKOS

911 CHESTNUT ST. ● CLEARWATER, FLORIDA 33756

POST OFFICE BOX 1368 ● CLEARWATER, FLORIDA 33757-1368

TELEPHONE: (727) 461-1818 ● TELECOPIER: (727) 462-0365

FILE NO. 44877.107865

February 8, 2012

CUI Global, Inc.

546 19th Avenue, N.E.

St. Petersburg, FL 33704

Re:	Registration Statement on Form S-1

SEC File No. 333-177636

Gentlemen:

We have acted as your counsel in the preparation of Registration Statement on Amendment No. 5 to Form S-1, File No. 333-177636 (the “Registration Statement”) filed by you with the Securities and Exchange Commission for the registration of shares of your common stock, as more fully described in the subject Registration Statement.

In so acting, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinion hereinafter set forth, and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

Based on the foregoing, we are of the opinion that the common stock, when issued and delivered in the manner and on the terms described in the Registration Statement (after it is declared effective), will be duly and validly issued, fully paid and nonassessable.

We hereby consent to the reference to our Firm in the Registration Statement under the caption “Legal Matters” and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the general rules and regulations thereunder.

Very truly yours,

JOHNSON, POPE, BOKOR,
RUPPEL & BURNS, LLP

By:	/s/ Michael T. Cronin
Michael T. Cronin

CLEARWATER	♦	TAMPA